STOCK OPTION AGREEMENT

Stock Option Agreement (the “Agreement”) dated as of June 29, 2007 by and among Yuan Qing Li and Ling Chen as “Sellers” and Warner Technology & Investment Corp. as “Purchaser.” Each of the Purchaser and Sellers is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, the Sellers are the holders of record and beneficial owners of a total of 12,600,000 shares of common stock (the “OptionOption Shares”) of China Software Technology Group Co., Ltd. (“CSWT”), and the Purchaser is associated with American Wenshen Steel Group, Inc. (“AWSG”); and

WHEREAS, CSWT and AWSG have determined that a business combination between them is advisable and are on this date entering into a Merger Agreement (the “Merger Agreement”) that contemplates the merger of AWSG into a subsidiary of CSWT; and

WHEREAS, the Purchaser wishes to purchase and the Sellers wish to sell an option to acquire the Option Option Shares, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties or the Merger.

“DGCL” means Delaware General Corporation Law.

“Knowledge” means a particular fact or other matter of which the Party is actually aware or which a prudent individual would be expected to discover or otherwise become aware of in the course of conducting a review or investigation that is reasonable under the present circumstances.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I
THE OPTION

SECTION 1.01  ESTABLISHMENT OF THE OPTION

(a) On the Closing Date of the Merger Agreement, the Purchaser shall purchase the Option Shares from the Sellers for cash consideration of Five Hundred Seventy Thousand Dollars ($570,000) (the “Option Purchase Price”).

(b) On the Closing Date of the Merger Agreement, the Sellers will deliver certificates for the Option Shares to Robert Brantl, Esq. (the “Escrow Agent”) along with stock powers endorsed in blank with a medallion signature guarantee. The Escrow Agent is instructed to hold the said documents until (a) the Option Closing, at which time he will deliver the documents to Warner or (b) the expiration of the Option Period, at which time he will deliver the documents to the Shareholder.

(c)  The Sellers hereby grant to the Purchaser an irrevocable option (the “Option”) to purchase the Option Shares for the purchase price of Thirty Thousand Dollars ($30,000) (the “Purchase Price”) at any time during the period commencing on the date which is 90 days after the closing of the Merger and ending six months from the date of such closing (“Option Period”). The Purchaser may exercise the Option at any time during the Option Period by (a) giving notice of exercise, in writing, to the Sellers accompanied by a personal check or wire transfer for the Purchase Price and (b) giving documentary evidence to the Escrow Agent of payment of the Purchase Price to the Sellers.

SECTION 1.02  CLOSING.

(a)  Upon receipt of the documentary evidence described in Section 1.01(c) above, the Escrow Agent shall deliver the certificates for the Shares and the stock powers to the Purchaser (the “Option Closing”).

(b) The Parties intend that the sale of the OptionOption Shares shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

(c) The Option Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) CSWT receives an opinion of its counsel that an exemption from the registration requirements of the Securities Act is available. The certificates representing the Option Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD. RECEIVES AN OPINION OF COUNSEL FOR CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers hereby jointly and severally represent and warrant to the Purchaser, as of the date of this Agreement and as of the Option Closing Date, as follows:

SECTION 2.01   ORGANIZATION, STANDING AND POWER.

CSWT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 2.02  CAPITALIZATION.

(a) There are 41,000,000 shares of capital stock of CSWT authorized, consisting of 40,000,000 shares of common stock, $0.001 par value per share (the “CSWT Common Shares”) and 1,000,000 shares of preferred stock, $0.001 per share (“CSWT Preferred Shares”). As of the date of this Agreement there are 21,513,380 CSWT Common Shares issued and outstanding.

(b) No CSWT Common Shares or CSWT Preferred Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of CSWT Common or Preferred Shares except as provided in the Merger Agreement or in the Operating Subsidiary Agreement.

(c) All outstanding CSWT Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

SECTION 2.03  FINANCIAL CONDITION

The financial statements of CSWT and the additional information regarding the financial condition of CSWT contained in the Annual Report on Form 10-KSB filed by CSWT with the Securities and Exchange Commission on April 6, 2007 (“10-KSB”) are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements and information contained in the Proxy Statement not misleading in any material respect. The financial statements included in the Proxy Statement were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of CSWT as of the dates stated and the results of its operations for the periods presented.

SECTION 2.04  ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since December 31, 2006, except as reported in the 10-KSB and except as contemplated by this Agreement:

(a) there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of CSWT;

(b) CSWT has not (i) amended its Certificate of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c) CSWT has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CSWT balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION	2.05	LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of CSWT, threatened against or affecting, CSWT or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.06  COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of the Sellers, the business of CSWT has not been, and is not being, conducted in violation of any Applicable Law.

SECTION	2.07	TAX RETURNS AND PAYMENT

CSWT has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. Except as disclosed in financial statements filed with the 10-KSB, there is no material claim for Taxes that is a Lien against the property of CSWT other than Liens for Taxes not yet due and payable, none of which is material. CSWT has not received written notification of any audit of any Tax Return of CSWT being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by CSWT which is currently in effect, and CSWT is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced CSWT financial statements.

SECTION 2.08  SECURITY LISTING

CSWT is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all CSWT public filings required under the Exchange Act have been made. The common stock of CSWT is listed for quotation on the OTC Bulletin Board. To the Knowledge of CSWT, CSWT has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.09  FINDERS’ FEES

The Sellers have not incurred, nor will they incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III
SPIN-OFF OF SUBSIDIARY

Prior to the Closing Date of the Merger, CSWT is entering into an Assignment and Assumption and Management Agreement which contemplates that it will assign to a wholly-owned subsidiary (the “Operating Sub”) all of its assets, and that it will subsequently distribute the capital stock of the Operating Sub to the holders of its Common Stock. The Purchaser hereby agrees, for the benefit of the Seller, CSWT and the Operating Sub, that upon receipt by it of any shares of capital stock of the Operating Sub, it will surrender said shares to the Operating Sub as a contribution to capital, without any additional consideration therefore.

ARTICLE IV
TERMINATION

SECTION 4.01  TERMINATION.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(a) The mutual written consent of the Parties.

(b) The Purchaser, if any of the Sellers shall have breached in any material respect any of his representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by the Purchaser to the Sellers;

(c) The Sellers, if the Purchaser shall have breached in any material respect any of his representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by AWSG to CSWT; or

(d) Without any action on the part of the Parties if required by Applicable Law or if the Closing of the Merger shall not be consummated by July31, 2007, unless extended by written agreement of the Parties.

ARTICLE V
CONFIDENTIALITY

SECTION 5.01  CONFIDENTIALITY

Each of the Parties will keep confidential all information and documents obtained from the other, (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VI
MISCELLANEOUS

SECTION 6.01  EXPENSES

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 6.02  APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 6.03  NOTICES.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)	If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to Purchaser, to:

David Zhou
Warner Technology & Investment Corp.
100 Wall Street, 15th Floor
New York, NY 10005
Telephone: 212-232-0120 X 223
Facsimile: 212-785-5867

with a copy (which shall not constitute notice) to:

Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY 10533
Telephone: 914-693-3026
Facsimile: 914-693-1807

If to Sellers, to:

Mr. Yuan Qing Li
China Software Technology Group Co., Ltd.
Skyworth Building, No. 5, Floor 6, Block A
Hi-Tech Industrial Park, Nanshan District
Shenzhen, P.R. China 518057
Telephone: 380-228-7356
Facsimile: 755-8282-1141

with a copy (which shall not constitute notice) to:

Darren Ofsink, Esq.
600 Madison Avenue, 14th Floor
New York, NY 10022
Telephone: 212-371-8008
Facsimile: 212-688-7273

Each Party may change its address by written notice in accordance with this Section.

SECTION 6.04   ENTIRE AGREEMENT.

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 6.05  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SELLERS:	WARNER TECHNOLOGY & INVESTMENT CORP.

/s/ Yuan Qing Li	/s/ Huakang Zhou
Yuan Qing Li	Huakang Zhou,
Name Title More Title	President

/s/ Ling Chen
Ling Chen